UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2020

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZG	The Nasdaq Global Select Market
Class C Capital Stock, par value $0.0001 per share	Z	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Indenture and Notes” is incorporated by reference into this Item 1.01.

Item 8.01	Other Events

On May 15, 2020, Zillow Group, Inc. (the “Company”) closed its previously announced underwritten public offerings of (1) 8,000,000 shares of Class C capital stock of the Company, par value $0.0001 per share (the “Shares”); and (2) $500,000,000 aggregate principal amount of the Company’s 2.75% Convertible Senior Notes due 2025 (the “Notes”), in each case pursuant to a shelf registration statement on Form S-3 (File No. 333-225918) and a related prospectus, together with the related prospectus supplements for the underwritten public offering of the Shares and the underwritten public offering of the Notes, filed with the U.S. Securities and Exchange Commission (the “SEC”).

On May 15, 2020, the underwriters of the Shares offering elected to exercise their option to purchase an additional 800,000 Shares (the “Additional Shares”) and the underwriters of the Notes offering elected to exercise their option to purchase an additional $65,000,000 aggregate principal amount of the Notes (the “Additional Notes”), in each case solely to cover overallotments. The closing of the Additional Shares and the Additional Notes is expected to occur on May 19, 2020. Following the closing, there will be a total of $565,000,000 aggregate principal amount of Notes outstanding.

The Company expects that the net proceeds from the Additional Shares will be approximately $37.4 million and expects that the net proceeds from the Additional Notes will be approximately $63.7 million, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Additional Shares and the Additional Notes for general corporate purposes, which may include general and administrative matters and capital expenditures. Additionally, the Company may choose to use a portion of the net proceeds to expand its current business through acquisitions of, or investments in, other businesses, products or technologies. However, the Company has no definitive agreements or commitments with respect to any such acquisitions or investments at this time.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the prospectus contained therein or the prospectus supplements.

Indenture and Notes

On May 15, 2020, the Company entered into an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuance by the Company of the Notes (the “Indenture”). The Notes bear interest at a fixed rate of 2.75% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. The Notes are convertible into cash, shares of the Company’s Class C capital stock or a combination thereof and may be settled as described below. The Notes will mature on May 15, 2025, unless earlier repurchased, redeemed, or converted in accordance with their terms.

Prior to the close of business on the business day immediately preceding November 15, 2024, the Notes are convertible at the option of the holders only under certain conditions. On or after November 15, 2024, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at their option at the conversion rate then in effect, irrespective of these conditions. The Company will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of the Company’s Class C capital stock, or a combination of cash and shares of Class C capital stock, at its election. The conversion rate will initially be 14.8810 shares of Class C capital stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $67.20 per share of Class C capital stock). The conversion rate is subject to customary adjustments upon the occurrence of certain events. The Company may redeem for cash all or part of the Notes, at its option, on or after May 22, 2023, under certain circumstances at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (as defined in the Indenture).

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the Indenture). In addition, if certain fundamental changes occur or if the Company delivers a notice of redemption, the Company may be required in certain circumstances to increase the conversion rate for any Notes converted in connection with such fundamental changes or notice of redemption by a specified number of shares of its Class C capital stock. The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults with respect to certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; be effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the Form of Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including, without limitation, statements regarding the Shares offering and the Notes offering and the intended use of the net proceeds of these offerings. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. Differences in the Company’s actual results from those described in these forward-looking statements may result from actions taken by the Company as well as from risks and uncertainties beyond the Company’s control. Factors that may contribute to such differences include, but are not limited to, risks related to whether the Company will consummate the closing of the Additional Shares or the Additional Notes, market and other general economic conditions, whether the Company will be able to satisfy the conditions required to close any sale of the Additional Shares or the Additional Notes and the fact that the Company’s management will have broad discretion in the use of the proceeds from any sale of the Additional Shares and the Additional Notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect the Company’s business and financial results, please review the “Risk Factors” described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and its Annual Report on Form 10-K for the year ended December 31, 2019, each filed with the SEC, and in the Company’s other filings with the SEC. Risks to purchasers of the Additional Shares and the Additional Notes are described under the caption “Risk Factors” in the prospectus supplement relating to the applicable offering. Except as may be required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of May 15, 2020, by and between Zillow Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 2.75% Convertible Senior Note due 2025 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2020	ZILLOW GROUP, INC.

	By:	/s/ Jennifer Rock
	Name:	Jennifer Rock
	Title:	Chief Accounting Officer